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                                                                  EXHIBIT (B)(1)

================================================================================
                                CREDIT AGREEMENT

                           DATED AS OF APRIL 26, 2000

                                      AMONG

                            ALLEN SYSTEMS GROUP, INC.

                                       AND

                                  ASG SUB, INC.

                                       AND

                         VARIOUS FINANCIAL INSTITUTIONS

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION

                             AS ADMINISTRATIVE AGENT

                                       AND

                          KEYBANK NATIONAL ASSOCIATION

                              AS SYNDICATION AGENT


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                                TABLE OF CONTENTS


SECTION 1      DEFINITIONS..........................................................................................1
     1.1       DEFINITIONS..........................................................................................1
     1.2       OTHER INTERPRETIVE PROVISIONS.......................................................................11

SECTION 2      COMMITMENTS OF THE BANKS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.....................12
     2.1       COMMITMENTS.........................................................................................12
               2.1.1 Revolving Loan Commitment.....................................................................12
               2.1.2 L/C Commitment................................................................................12
     2.2       LOAN PROCEDURES.....................................................................................12
               2.2.1 Various Types of Loans........................................................................13
               2.2.2 Borrowing Procedures..........................................................................13
               2.2.3 Conversion and Continuation Procedures........................................................14
     2.3       LETTER OF CREDIT PROCEDURES.........................................................................15
               2.3.1 L/C Applications..............................................................................15
               2.3.2 Participations in Letters of Credit...........................................................15
               2.3.3 Reimbursement Obligations.....................................................................15
               2.3.4 Limitation on Obligations of Issuing Bank.....................................................16
               2.3.5 Funding by Banks to Issuing Bank..............................................................16
     2.4       COMMITMENTS SEVERAL.................................................................................16
     2.5       CERTAIN CONDITIONS..................................................................................16

SECTION 3      NOTES EVIDENCING LOANS..............................................................................17
     3.1       NOTES...............................................................................................17
     3.2       RECORDKEEPING.......................................................................................17

SECTION 4      INTEREST............................................................................................17
     4.1       INTEREST RATES......................................................................................17
     4.2       INTEREST PAYMENT DATES..............................................................................17
     4.3       SETTING AND NOTICE OF EURODOLLAR RATES..............................................................17
     4.4       COMPUTATION OF INTEREST.............................................................................18

SECTION 5      FEES................................................................................................18
     5.1       NON-USE FEE.........................................................................................18
     5.2       LETTER OF CREDIT FEES...............................................................................18
     5.3       UPFRONT FEES........................................................................................18
     5.4       AGENT'S FEES........................................................................................19

SECTION 6      REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS............................19
     6.1       REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT.........................................19
               6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount.........................19
               6.1.2 Mandatory Reductions of Revolving Commitment Amount...........................................19
               6.1.3 All Reductions of the Revolving Commitment Amount.............................................19
     6.2       PREPAYMENTS.........................................................................................19
               6.2.1 Voluntary Prepayments.........................................................................19


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
               6.2.2 Mandatory Prepayments.........................................................................20
     6.3       ALL PREPAYMENTS.....................................................................................20

SECTION 7      MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.....................................................20
     7.1       MAKING OF PAYMENTS..................................................................................20
     7.2       APPLICATION OF CERTAIN PAYMENTS.....................................................................21
     7.3       DUE DATE EXTENSION..................................................................................21
     7.4       SETOFF..............................................................................................21
     7.5       PRORATION OF PAYMENTS...............................................................................21
     7.6       TAXES...............................................................................................21

SECTION 8      INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS............................................22
     8.1       INCREASED COSTS.....................................................................................22
     8.2       BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR............................................23
     8.3       CHANGES IN LAW RENDERING EURODOLLAR LOANS UNLAWFUL..................................................24
     8.4       FUNDING LOSSES......................................................................................24
     8.5       RIGHT OF BANKS TO FUND THROUGH OTHER OFFICES........................................................24
     8.6       DISCRETION OF BANKS AS TO MANNER OF FUNDING.........................................................25
     8.7       MITIGATION OF CIRCUMSTANCES; REPLACEMENT OF BANKS...................................................25
     8.8       CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS................................................25

SECTION 9      WARRANTIES..........................................................................................26
     9.1       ORGANIZATION........................................................................................26
     9.2       AUTHORIZATION; NO CONFLICT..........................................................................26
     9.3       VALIDITY AND BINDING NATURE.........................................................................26
     9.4       FINANCIAL CONDITION.................................................................................26
     9.5       NO MATERIAL ADVERSE CHANGE..........................................................................26
     9.6       LITIGATION AND CONTINGENT LIABILITIES...............................................................27
     9.7       OWNERSHIP OF PROPERTIES; LIENS......................................................................27
     9.8       SUBSIDIARIES........................................................................................27
     9.9       PENSION PLANS.......................................................................................27
     9.10      INVESTMENT COMPANY ACT..............................................................................27
     9.11      PUBLIC UTILITY HOLDING COMPANY ACT..................................................................27
     9.12      REGULATION U........................................................................................28
     9.13      TAXES...............................................................................................28
     9.14      SOLVENCY, ETC.......................................................................................28
     9.15      ENVIRONMENTAL MATTERS...............................................................................28
     9.16      YEAR 2000 PROBLEM...................................................................................29
     9.17      INSURANCE...........................................................................................29
     9.18      REAL PROPERTY.......................................................................................29
     9.19      INFORMATION.........................................................................................30
     9.20      INTELLECTUAL PROPERTY...............................................................................30
     9.21      BURDENSOME OBLIGATIONS..............................................................................30
     9.22      LABOR MATTERS.......................................................................................30
     9.23      NO DEFAULT..........................................................................................30
     9.24      MERGER AGREEMENT, ETC...............................................................................30

SECTION 10     COVENANTS...........................................................................................31

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
     10.1      REPORTS, CERTIFICATES AND OTHER INFORMATION.........................................................31
               10.1.1 Annual Report................................................................................31
               10.1.2 Interim Reports..............................................................................32
               10.1.3 Compliance Certificates......................................................................32
               10.1.4 Reports to the SEC and to Shareholders.......................................................32
               10.1.5 Notice of Default, Litigation and ERISA Matters..............................................32
               10.1.6 Management Reports...........................................................................33
               10.1.7 Projections..................................................................................33
               10.1.8 Subordinated Debt Notices....................................................................33
               10.1.9 Year 2000 Problem............................................................................34
               10.1.10 Other Information...........................................................................34
     10.2      BOOKS, RECORDS AND INSPECTIONS......................................................................34
     10.3      MAINTENANCE OF PROPERTY; INSURANCE..................................................................34
     10.4      COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES..............................................35
     10.5      MAINTENANCE OF EXISTENCE, ETC.......................................................................35
     10.6      FINANCIAL COVENANTS.................................................................................35
               10.6.1 Fixed Charge Coverage Ratio..................................................................35
               10.6.2 Total Debt to EBITDA Ratio...................................................................35
               10.6.3 EBITDA.......................................................................................36
               10.6.4 Minimum Consolidated Net Worth...............................................................36
               10.6.5 Maximum Capital Expenditures.................................................................36
     10.7      LIMITATIONS ON DEBT.................................................................................37
     10.8      LIENS...............................................................................................37
     10.9      OPERATING LEASES....................................................................................38
     10.10     RESTRICTED PAYMENTS.................................................................................38
     10.11     MERGERS, CONSOLIDATIONS, SALES......................................................................39
     10.12     MODIFICATION OF ORGANIZATIONAL DOCUMENTS............................................................40
     10.13     USE OF PROCEEDS.....................................................................................40
     10.14     FURTHER ASSURANCES..................................................................................40
     10.15     TRANSACTIONS WITH AFFILIATES........................................................................41
     10.16     EMPLOYEE BENEFIT PLANS..............................................................................41
     10.17     ENVIRONMENTAL MATTERS...............................................................................41
     10.18     UNCONDITIONAL PURCHASE OBLIGATIONS..................................................................41
     10.19     INCONSISTENT AGREEMENTS.............................................................................41
     10.20     BUSINESS ACTIVITIES.................................................................................41
     10.21     INVESTMENTS.........................................................................................41
     10.22     RESTRICTION OF AMENDMENTS TO CERTAIN DOCUMENTS......................................................42
     10.23     FISCAL YEAR.........................................................................................42
     10.24     CANCELLATION OF DEBT................................................................................42
     10.25     THE MERGER..........................................................................................42

SECTION 11     EFFECTIVENESS; CONDITIONS OF LENDING, ETC...........................................................43
     11.1      INITIAL CREDIT EXTENSION............................................................................43
               11.1.1 Notes........................................................................................43
               11.1.2 Resolutions..................................................................................43
               11.1.3 Consents, etc................................................................................43
               11.1.4 Incumbency and Signature Certificates........................................................43


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
               11.1.5 Guaranty.....................................................................................43
               11.1.6 Security Agreement...........................................................................43
               11.1.7 Pledge Agreements............................................................................43
               11.1.8 Real Estate Documents........................................................................44
               11.1.9 Opinions of Counsel..........................................................................44
               11.1.10 Insurance...................................................................................44
               11.1.11 Copies of Documents.........................................................................44
               11.1.12 Payment of Fees.............................................................................44
               11.1.13 Solvency Certificate........................................................................44
               11.1.14 Search Results; Lien Terminations...........................................................44
               11.1.15 Filings, Registrations and Recordings.......................................................44
               11.1.16 Closing Certificate.........................................................................45
               11.1.17 Disbursement Letter.........................................................................45
               11.1.18 Other.......................................................................................45
     11.2      ADDITIONAL CONDITIONS RELATING TO THE TENDER OFFER AND THE MERGER...................................45
               11.2.1 Guaranty.....................................................................................45
               11.2.2 Security Agreement...........................................................................45
               11.2.3 Solvency Certificate.........................................................................46
               11.2.4 Opinions of Counsel..........................................................................46
               11.2.5 Search Results; Lien Terminations............................................................46
               11.2.6 Filings, Registrations and Recordings........................................................46
               11.2.7 Opinion of Counsel...........................................................................46
               11.2.8 Closing Certificate..........................................................................46
               11.2.9 Other........................................................................................46
     11.3      CONDITIONS..........................................................................................46
               11.3.1 Compliance with Warranties, No Default, etc..................................................46
               11.3.2 Confirmatory Certificate.....................................................................47

SECTION 12     EVENTS OF DEFAULT AND THEIR EFFECT..................................................................47
     12.1      EVENTS OF DEFAULT...................................................................................47
               12.1.1 Non-Payment of the Loans, etc................................................................47
               12.1.2 Non-Payment of Other Debt....................................................................47
               12.1.3 Other Material Obligations...................................................................47
               12.1.4 Bankruptcy, Insolvency, etc..................................................................47
               12.1.5 Non-Compliance with Loan Documents...........................................................48
               12.1.6 Warranties...................................................................................48
               12.1.7 Pension Plans................................................................................48
               12.1.8 Judgments....................................................................................48
               12.1.9 Invalidity of Guaranty, etc..................................................................48
               12.1.10 Invalidity of Collateral Documents, etc.....................................................48
               12.1.11 Invalidity of Subordination Provisions, etc.................................................49
               12.1.12 Change of Control...........................................................................49
               12.1.13 Material Adverse Effect.....................................................................49
     12.2      EFFECT OF EVENT OF DEFAULT..........................................................................49

SECTION 13     THE AGENT...........................................................................................49
     13.1      APPOINTMENT AND AUTHORIZATION.......................................................................49
     13.2      DELEGATION OF DUTIES................................................................................50


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
     13.3      LIABILITY OF AGENT..................................................................................50
     13.4      RELIANCE BY AGENT...................................................................................50
     13.5      NOTICE OF DEFAULT...................................................................................51
     13.6      CREDIT DECISION.....................................................................................51
     13.7      INDEMNIFICATION.....................................................................................51
     13.8      AGENT IN INDIVIDUAL CAPACITY........................................................................52
     13.9      SUCCESSOR AGENT.....................................................................................52
     13.10     COLLATERAL MATTERS..................................................................................52

SECTION 14     GENERAL.............................................................................................53
     14.1      WAIVER; AMENDMENTS..................................................................................53
     14.2      CONFIRMATIONS.......................................................................................54
     14.3      NOTICES.............................................................................................54
     14.4      COMPUTATIONS........................................................................................54
     14.5      [INTENTIONALLY OMITTED].............................................................................54
     14.6      COSTS, EXPENSES AND TAXES...........................................................................54
     14.7      SUBSIDIARY REFERENCES...............................................................................55
     14.8      CAPTIONS............................................................................................55
     14.9      ASSIGNMENTS; PARTICIPATIONS.........................................................................55
               14.9.1 Assignments..................................................................................55
               14.9.2 Participations...............................................................................56
     14.10     GOVERNING LAW.......................................................................................57
     14.11     COUNTERPARTS........................................................................................57
     14.12     SUCCESSORS AND ASSIGNS..............................................................................57
     14.13     INDEMNIFICATION BY THE COMPANY......................................................................57
     14.14     NONLIABILITY OF LENDERS.............................................................................58
     14.15     FORUM SELECTION AND CONSENT TO JURISDICTION.........................................................58
     14.16     WAIVER OF JURY TRIAL................................................................................58



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                                    SCHEDULES

Pricing Schedule
SCHEDULE 2.1          Banks and Pro Rata Shares
SCHEDULE 9.6          Litigation and Contingent Liabilities
SCHEDULE 9.8          Subsidiaries
SCHEDULE 9.15         Environmental Matters
SCHEDULE 9.17         Insurance
SCHEDULE 9.18         Real Property
SCHEDULE 9.22         Labor Matters
SCHEDULE 10.7         Existing Debt
SCHEDULE 10.8         Existing Liens
SCHEDULE 10.10        Calculation of Permitted Tax Distributions
SCHEDULE 10.21        Investments
SCHEDULE 11.1         Debt to be Repaid
SCHEDULE 14.3         Addresses for Notices



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                                    EXHIBITS

EXHIBIT A             Form of Note (Section 3.1)
EXHIBIT B             Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C             Form of Guaranty (Section 1.1)
EXHIBIT D             Form of Security Agreement (Section 1.1)
EXHIBIT E             Form of Pledge Agreement (Section 1.1)
EXHIBIT F             [intentionally omitted]
EXHIBIT G             Form of Solvency Certificate (Section 11.1.15)
EXHIBIT H             Form of Disbursement Letter (Section 11.1.19)




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                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT dated as of April 26, 2000 (this "Agreement") is entered into among ALLEN SYSTEMS GROUP, INC. (the "Company"), ASG Sub, Inc., a wholly-owned subsidiary of the Company ("ASG"), the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the "Banks"), LASALLE BANK NATIONAL ASSOCIATION (in its individual capacity, "LaSalle"), as administrative agent for the Banks, and KEYBANK NATIONAL ASSOCIATION (in its individual capacity, "KeyBank"), as syndication agent for the Banks.

        WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility (which includes letters of credit) upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

        SECTION 1 DEFINITIONS.

        1.1 Definitions. When used herein the following terms shall have the following meanings:

        Account Debtor means any Person who is obligated to the Company or any Subsidiary under an Account Receivable.

        Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary).

        Affected Loan - see Section 8.3.

        Affiliate of any Person means (i) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person. A Person shall be deemed to be "controlled by" any other Person if such Person possesses, directly or indirectly, power to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        Agent means LaSalle in its capacity as administrative agent for the Banks hereunder and any successor thereto in such capacity.

        Agreement - see the Preamble.

        Asset Sale means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary to any Person (other than the Company or any

Subsidiary) of any asset or right of the company or such Subsidiary other than
(a) the Disposition of any asset which is to be replaced, and is in fact replaced, within 120 days with another asset performing the same or a similar function, (b) the sale or lease of inventory in the ordinary course of business and (c) other Dispositions in any Fiscal Year the Net Proceeds of which do not in the aggregate exceed $250,000.

        Assignment Agreement - see Section 14.9.1.

        Attorney Costs means, with respect to any Person, all reasonable fees and charges of any counsel to such Person, and all court costs and similar legal expenses.

        Bank - see the Preamble. References to the "Banks" shall include the Issuing Bank; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Bank) may have any rights or obligations in addition to those of the other Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

        Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

        Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

        Base Rate Margin - see the Pricing Schedule.

        Business Day means any day on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a Eurodollar Loan, on which dealings are carried on in the London interbank eurodollar market.

        Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company, but excluding Acquisitions and expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

        Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        Cash Collateralize means to deliver cash collateral to the Agent, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to the Agent. Derivatives of such term have corresponding meanings.

        Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Bank or its holding company) rated at least A-l by Standard & Poor's Ratings Group or P-l by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Bank or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000 and (d) any repurchase agreement entered into with any Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Bank (or other commercial banking institution) thereunder.

        CERCLA - see Section 9.15.

        Closing Date - see Section 11.1.

        Code means the Internal Revenue Code of 1986.

        Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of, acknowledges the Liens of the Agent and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any collateral stored or otherwise located thereon.

        Collateral Documents means the Security Agreement, each Mortgage, each Pledge Agreement and any other agreement or instrument pursuant to which the Company, any Subsidiary or any other Person grants collateral to the Agent for the benefit of the Banks.

        Commitment means, as to any Bank, such Bank's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Bank's Pro Rata Share of the Revolving Commitment Amount is set forth on Schedule 2.1.

        Company - see the Preamble.

        Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

        Consolidated Net Income means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any gains from Asset Sales, any extraordinary gains or losses and any gains or losses from discontinued operations. For purposes of calculation of the financial covenants set forth in
Section 10.6 in respect of any Computation Period, Consolidated Net Income shall be deemed to include the net income for such period of any Subsidiary acquired by the Company or any of its Subsidiaries during such period in accordance with
Section 10.11.

        Consolidated Net Worth means the total assets (valued at cost less normal depreciation) of the Company and its Subsidiaries, less all Debt of the Company and its Subsidiaries, all determined in accordance with GAAP.

        Controlled Group means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

        Debt of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (including any noncompete obligations or consulting agreements arising as a result of any Acquisition and excluding trade accounts payable in the ordinary course of business and contingent royalty payments), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (f) all Hedging Obligations of such Person, (g) all Suretyship Liabilities of such Person and (h) all Debt of any partnership of which such Person is a general partner.

        Debt to be Repaid means Debt listed on Schedule 11.1.

        Designated Proceeds - see Section 6.2.2(a).

        Disposal - see the definition of "Release".

        Dollar and the sign "$" mean lawful money of the United States of America.

        EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, income taxes, Interest Expense, depreciation and amortization for such period. For purposes of calculating the financial covenants set forth in Section 10.6, EBITDA for the Fiscal Quarters ending September 30, 1999, December 31, 1999 and March 31, 2000 shall be deemed to be $8,802,000, $13,789,000 and $10,556,000 respectively.

        Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

        Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.



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

        Environmental Matters means any matter arising out of or relating to health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

        ERISA means the Employee Retirement Income Security Act of 1974.

        Eurocurrency Reserve Percentage means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the FRB, for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the FRB which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

        Eurodollar Loan means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

        Eurodollar Margin - see the Pricing Schedule.

        Eurodollar Office means with respect to any Bank the office or offices of such Bank which shall be making or maintaining the Eurodollar Loans of such Bank hereunder. A Eurodollar Office of any Bank may be, at the option of such Bank, either a domestic or foreign office.

        Eurodollar Rate means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period which appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750 " means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

        Eurodollar Rate (Reserve Adjusted) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) determined pursuant to the following formula:

          Eurodollar Rate        =   Eurodollar Rate
          (Reserve Adjusted)         1-Eurocurrency
                                     Reserve Percentage

        Event of Default means any of the events described in Section 12.1.

        Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

        Fiscal Quarter means a fiscal quarter of a Fiscal Year.

        Fiscal Year means the fiscal year of the Company and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1999") refer to the Fiscal Year ending on December 31 of such calendar year.

        Fixed Charge Coverage Ratio means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of all software development costs capitalized during such period, Tax Distributions paid by the Company and its Subsidiaries and all Capital Expenditures to (b) the sum for such period of (i) Interest Expense plus (ii) required payments of principal of Funded Debt (excluding the Revolving Loans).

        FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

        Funded Debt means, as to any Person, all Debt of such Person.

        GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

        Group - see Section 2.2.1.

        Guaranty means a guaranty substantially in the form of Exhibit C.

        Hazardous Substances - see Section 9.15.

        Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

        Interest Expense means for any period the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases). For purposes of calculating the financial covenants set forth in Section 10.6, Interest Expense for the Fiscal Quarters ending September 30, 1999, December 31, 1999 and March 31, 2000 shall be deemed to be $2,037,000.

        Interest Period means, as to any Eurodollar Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

                (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (iii) the Company may not select any Interest Period for a Revolving Loan which would extend beyond the scheduled Termination Date.

        Inventory has the meaning assigned to such term in the Uniform Commercial Code as in effect in the State of Illinois on the date hereof.

        Investment means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

        Issuing Bank means LaSalle in its capacity as the issuer of Letters of Credit hereunder and its successors and assigns in such capacity.

        LaSalle - see the Preamble.

        L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Bank at the time of such request for the type of letter of credit requested.

        LC Fee Rate - see the Pricing Schedule.

        Letter of Credit - see Section 2.1.2.

        Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        Loan Documents means this Agreement, the Notes, the Guaranty, the L/C Applications and the Collateral Documents.

        Loan Party means the Company and each Subsidiary, including ASG.

        Loans means Revolving Loans.

        Mandatory Prepayment Event - see Section 6.2.2(a).

        Margin Stock means any "margin stock" as defined in Regulation U.

        Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company or any Subsidiary to perform any of its obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

        Merger means the merger between ASG and Viasoft in accordance with the terms and conditions set forth in the Merger Agreement.

        Merger Agreement means the Agreement and Plan of Merger dated of even date herewith by and among the Company, ASG and Viasoft.

        Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Agent a Lien on real property of the Company or any Subsidiary.

        Multiemployer Pension Plan means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company or any member of the Controlled Group may have any liability.

        Net Cash Proceeds means:

        (a) with respect to any Asset Sale the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by the Company or any Subsidiary pursuant to such Asset Sale net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the Company to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than the Loans); and

        (b) with respect to any issuance of equity securities, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commission; and

        (c) with respect to any issuance of Debt, the aggregate cash proceeds received by the Company or any Subsidiary pursuant to such issuance, net of the direct costs of such issuance (including up-front fees and placement fees).

        Non-Use Fee Rate - see the Pricing Schedule.

        Note - see Section 3.1.

        Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by the Company or any Subsidiary, as lessee, other than any Capital Lease or synthetic lease.

        PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

        Pension Plan means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

        Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

        Pledge Agreement means a pledge agreement in substantially the form of Exhibit E.

        Pro Rata Share means, with respect to any Bank, the percentage specified opposite such Bank's name on Schedule 2.1 hereto, as adjusted from time to time in accordance with the terms hereof.

        Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its prime rate (whether or not such rate is actually charged by LaSalle). Any change in the Prime Rate announced by LaSalle shall take effect at the opening of business on the day specified in the public announcement of such change.

        RCRA - see Section 9.15.

        Regulation D means Regulation D of the FRB.

        Regulation U means Regulation U of the FRB.

        Release has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or

"Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

        Required Banks means Banks having Pro Rata Shares aggregating 662/3% or more.

        Responsible Officer means the Chief Executive Officer, Chief Financial Officer or other responsible executive or financial officer of the Company.

        Revolving Commitment Amount means $100,000,000, as reduced from time to time pursuant to Section 6.1.

        Revolving Loan - see Section 2.1.1.

        Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

        SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

        Security Agreement means a security agreement substantially in the form of Exhibit D.

        Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

        Subordinated Debt means any unsecured Debt of the Company which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Required Banks.

        Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or other ownership interests as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Company.

        Suretyship Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

        Syndication Agent means KeyBank in its capacity as syndication agent for the Banks hereunder and any successor thereto in such capacity.

        Tax Distributions - see Section 10.10.

        Tender Offer means the offer by ASG to purchase shares of Viasoft made pursuant to the Merger Agreement.

        Termination Date means the earlier to occur of (a) April 26, 2003 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 12; provided that, upon the written request of the Company received by the Agent no less than 60 days prior to April 26, 2003, the scheduled Termination Date may, at the option of all of the Banks, be extended until April 26, 2004.

        Total Debt means all Debt of the Company and its Subsidiaries, determined on a consolidated basis, excluding (i) Hedging Obligations and (ii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries.

        Total Debt to EBITDA Ratio means, as of the last day of any Fiscal Quarter, the ratio of (i) Total Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

        Transaction Fees means fees and expenses incurred in connection with the Tender Offer and the Merger, including, without limitation, investment banking and advisory fees, legal and accounting fees, filing and proxy solicitation fees, and fees payable under this Agreement.

        Type of Loan or Borrowing - see Section 2.2.1. The types of Loans or borrowings under this Agreement are as follows: Base Rate Loans or borrowings and Eurodollar Loans or borrowings.

        Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

        Viasoft means Viasoft, Inc., a Delaware corporation.

        Wholly-Owned Subsidiary means, as to any Person, another Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

        Year 2000 Problem means the risk that computer applications and embedded microchips in non-computing devices may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999.

        1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        (c) The term "including" is not limiting and means "including without limitation."

        (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

        (e) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

        (f) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

        (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Banks and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Banks merely because of the Agent's or Banks' involvement in their preparation.

        SECTION 2 COMMITMENTS OF THE BANKS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

        2.1 Commitments. On and subject to the terms and conditions of this Agreement, each of the Banks, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, the Company or ASG as follows:

        2.1.1 Revolving Loan Commitment. Each Bank will make loans on a revolving basis ("Revolving Loans") from time to time until the Termination Date in such Bank's Pro Rata Share of such aggregate amounts as the Company may request from all Banks; provided that the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

        2.1.2 L/C Commitment. (a) The Issuing Bank will issue standby letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Bank (each a "Letter of Credit"), at the request of and for the account of the Company from time to time before the date which is 30 days prior to the Termination Date and
(b) as more fully set forth in Section 2.3.2, each Bank agrees to purchase a participation in each such Letter of Credit; provided that (i) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $5,000,000 and (ii) the Revolving Outstandings will not at any time exceed the Revolving Commitment Amount.

        2.2     Loan Procedures.

        2.2.1 Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Base Rate Loan or a Eurodollar Loan (each a "type" of Loan), as the Company shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. Eurodollar Loans having the same Interest Period are sometimes called a "Group" or collectively "Groups". Base Rate Loans and Eurodollar Loans may be outstanding at the same time, provided that not more than five different Groups of Eurodollar Loans shall be outstanding at any one time. All borrowings, conversions and repayments of Revolving Loans shall be effected so that each Bank will have a pro rata share (according to its Pro Rata Share) of all types and Groups of Loans. Notwithstanding the foregoing or any other provision of this Agreement, the Company may not select any Interest Period for a Eurodollar Loan which is longer than one month prior to the earlier of (x) 90 days after the Closing Date and
(y) the date that the Agent notifies the Company that it has completed its primary syndication of the Loans and the Commitments.

        2.2.2 Borrowing Procedures. (a) The Company shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Agent of each proposed borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a Eurodollar borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by the Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing and, in the case of a Eurodollar borrowing, the initial Interest Period therefor. Promptly upon receipt of such notice, the Agent shall advise each Bank thereof. Not later than 1:00 P.M., Chicago time, on the date of a proposed borrowing, each Bank shall provide the Agent at the office specified by the Agent with immediately available funds covering such Bank's Pro Rata Share of such borrowing and, so long as the Agent has not received written notice that the conditions precedent set forth in Section 11 with respect to such borrowing have not been satisfied, the Agent shall pay over the funds received by the Agent to the Company on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $500,000 and an integral multiple of $100,000, and each Eurodollar borrowing shall be in an aggregate amount of at least $500,000 and an integral multiple of at least $100,000.

        (b) ASG hereby designates the Company as its representative and agent on its behalf for the purposes of issuing notices of borrowing and conversion notices, giving instructions with respect to the disbursement of proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants and with respect to any agreement for any amendments, modifications, consents and waivers regarding this Agreement or any other Loan Document) on behalf of ASG under the Loan Documents. The Company hereby accepts such appointment. The Agent and each Bank may regard any notice or other communication pursuant to any Loan Document from the Company as a notice or communication from ASG, and may give any notice or communication required to be given to ASG hereunder to the Company on behalf of ASG. ASG agrees that each notice, election, representation, warranty, covenant, agreement and undertaking made on its behalf by the Company shall be deemed for all purposes to have been made by ASG and shall be binding upon and enforceable against ASG to the same extent as if the same had been made directly by ASG.

        2.2.3 Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Company may, upon irrevocable written notice to the Agent in accordance with clause (b) below:

                (i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $500,000 a higher integral multiple of $100,000) into Loans of the other type; or

                (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $500,000 and an integral multiple of $100,000. No conversion of any Base Rate Loan to a Eurodollar Loan pursuant to Section 2.2.3(a)(i), or any continuation of any Eurodollar Loan pursuant to Section 2.2.3(a)(ii), shall be permitted so long as any Event of Default or Unmatured Event of Default exists.

        (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                (i)     the proposed date of conversion or continuation;

                (ii) the aggregate amount of Loans to be converted or continued;

                (iii) the type of Loans resulting from the proposed conversion or continuation; and

                (iv) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

        (c) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Company shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

        (d) The Agent will promptly notify each Bank of its receipt of a notice of conversion or continuation pursuant to this Section 2.2.3 or, if no timely notice is provided by the Company, of the details of any automatic conversion.

        (e) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

        2.3     Letter of Credit Procedures.

        2.3.1 L/C Applications. The Company shall give notice to the Agent and the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent and the Issuing Bank shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Company and in all respects satisfactory to the Agent and the Issuing Bank, together with such other documentation as the Agent or the Issuing Bank may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (x) one year after the date of issuance thereof and (y) twenty-five days prior to the scheduled Termination Date, provided that, subject to clause (y), any Letter of Credit with a one-year term may provide for renewal thereof for additional one year periods), and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Bank has not received written notice that the conditions precedent set forth in Section 11 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Bank shall issue such Letter of Credit on the requested issuance date. The Issuing Bank shall promptly advise the Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

        2.3.2 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Bank, and each other Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Bank's Pro Rata Share, in such Letter of Credit and the Company's reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank's "participation" therein. The Issuing Bank hereby agrees, upon request of the Agent or any Bank, to deliver to the Agent or such Bank a list of all outstanding Letters of Credit issued by the Issuing Bank, together with such information related thereto as the Agent or such Bank may reasonably request.

        2.3.3 Reimbursement Obligations. The Company hereby unconditionally and irrevocably agrees to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Bank is reimbursed by the Company therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Issuing Bank of such payment or disbursement, 2%. The Issuing Bank shall notify the Company and the Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Issuing Bank to so notify the Company shall not affect the rights of the Issuing Bank or the Banks in any manner whatsoever.

        2.3.4 Limitation on Obligations of Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation to the Company or any Bank other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Bank any liability to the Company or any Bank and shall not reduce or impair the Company's reimbursement obligations set forth in Section 2.3.3 or the obligations of the Banks pursuant to Section 2.3.5.

        2.3.5 Funding by Banks to Issuing Bank. If the Issuing Bank makes any payment or disbursement under any Letter of Credit and the Company has not reimbursed the Issuing Bank in full for such payment or disbursement by 11:00 A.M., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Issuing Bank from the Company is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Company or otherwise, each other Bank shall be obligated to pay to the Agent for the account of the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Company under Section 2.3.3), and, upon notice from the Issuing Bank, the Agent shall promptly notify each other Bank thereof. Each other Bank irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for the Issuing Bank's account the amount of such other Bank's Percentage of such payment or disbursement. If and to the extent any Bank shall not have made such amount available to the Agent by 2:00 P.M., Chicago time, on the Business Day on which such Bank receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Bank agrees to pay interest on such amount to the Agent for the Issuing Bank's account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Bank's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Bank of its obligation hereunder to make available to the Agent such other Bank's Pro Rata Share of such payment, but no Bank shall be responsible for the failure of any other Bank to make available to the Agent such other Bank's Pro Rata Share of any such payment or disbursement.

        2.4 Commitments Several. The failure of any Bank to make a requested Loan on any date shall not relieve any other Bank of its obligation (if any) to make a Loan on such date, but no Bank shall be responsible for the failure of any other Bank to make any Loan to be made by such other Bank.

        2.5 Certain Conditions. Notwithstanding any other provision of this Agreement, no Bank shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and the Issuing Bank shall not have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

        SECTION 3 NOTES EVIDENCING LOANS.

        3.1 Notes. The Loans of each Bank shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of such Bank in a face principal amount equal to the sum of such Bank's Pro Rata Share of the Revolving Commitment Amount and providing that the Revolving Loans of such Bank shall be paid in full on the Termination Date.

        3.2 Recordkeeping. Each Bank shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Bank, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Company or ASG hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

        SECTION 4 INTEREST.

        4.1 Interest Rates. Each of the Company and ASG promises to pay on a joint and several basis interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

        (a) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect; and

        (b) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Loan plus the Eurodollar Margin from time to time in effect;

provided that at any time an Event of Default exists, if requested by the Required Banks, the interest rate applicable to each Loan shall be increased by 2%.

        4.2 Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar quarter and at maturity. Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Loans shall be payable on demand.

        4.3 Setting and Notice of Eurodollar Rates. The applicable Eurodollar Rate for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and each Bank. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Bank, deliver to the Company or such Bank a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate hereunder.

        4.4 Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

        SECTION 5 FEES.

        5.1 Non-Use Fee. Each of the Company and ASG agrees to pay on a joint and several basis to the Agent for the account of each Bank a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Bank's Pro Rata Share (as adjusted from time to time) of the unused amount of the Revolving Commitment Amount. For purposes of calculating usage under this Section, the Revolving Commitment Amount shall be deemed used to the extent of the aggregate principal amount of all outstanding Revolving Loans plus the Stated Amount of all Letters of Credit. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

        5.2 Letter of Credit Fees. (a) Each of the Company and ASG agrees to pay on a joint and several basis to the Agent for the account of each Bank a letter of credit fee for each Letter of Credit equal to the LC Fee Rate in effect from time to time of such Bank's Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, if requested by the Required Banks, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

        (b) In addition, with respect to each Letter of Credit, the Company agrees to pay to the Issuing Bank, for its own account, (i) such fees and expenses as the Issuing Bank customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount of 25 basis points at the times agreed to by the Company and the Issuing Bank.

        5.3 Upfront Fees. The Company agrees to pay to the Agent for the account of each Bank on the Closing Date an upfront fee in the amount previously agreed to between the Company and the Agent (and the Agent agrees to promptly forward to each Bank a portion of such upfront fee in the amount previously agreed to between the Agent and such Bank).

        5.4 Agent's Fees. Each of the Company and ASG agrees to pay on a joint and several basis to the Agent and the Syndication Agent such fees as are set forth in the Fee Letter among the Company, the Agent and the Syndication Agent dated April 12, 2000, and such other fees as are mutually agreed from time to time.

        SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT; PREPAYMENTS.

        6.1     Reduction or Termination of the Revolving Commitment Amount.

        6.1.1 Voluntary Reduction or Termination of the Revolving Commitment Amount. The Company may from time to time on at least five Business Days' prior written notice received by the Agent (which shall promptly advise each Bank thereof) permanently reduce the Revolving Commitment Amount to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Commitment Amount to zero, the Company shall pay all interest on the Revolving Loans, all commitment fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

        6.1.2 Mandatory Reductions of Revolving Commitment Amount. (a) The Revolving Commitment Amount shall be reduced on the following dates by an amount equal to the amount set forth opposite such date.

          Date                                       Reduction Amount
          ----                                       ----------------

          June 30, 2001                                  2,500,000
          September 30, 2001                             2,500,000
          December 31, 2001                              2,500,000
          March 31, 2002                                 2,500,000
          June 30, 2002                                  5,000,000
          September 30, 2002                             5,000,000
          December 31, 2002                              5,000,000
          March 31, 2003                                 5,000,000

        (b) On the date of any Mandatory Prepayment Event, the Revolving Commitment Amount shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event.

        6.1.3 All Reductions of the Revolving Commitment Amount. All reductions of the Revolving Commitment Amount shall reduce the Commitments pro rata among the Banks according to their respective Pro Rata Shares.

        6.2     Prepayments.

        6.2.1 Voluntary Prepayments. The Company may from time to time prepay the Loans in whole or in part; provided that the Company shall give the Agent (which shall promptly advise each Bank) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business
Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $100,000 or a higher integral multiple of $100,000.

        6.2.2 Mandatory Prepayments. (a) The Company shall make a prepayment of the Loans upon the occurrence of any of the following (each a "Mandatory Prepayment Event") at the following times and in the following amounts (such applicable amounts being referred to as "Designated Proceeds"):

                (i) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any Asset Sale, in an amount equal to 100% of such Net Cash Proceeds.

                (ii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Company or any Subsidiary (excluding (x) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program, (y) any issuance by a Subsidiary to the Company or another Subsidiary and, (z) equity issued to Arthur Allen in connection with the transactions contemplated by this Agreement and adjusted for Tax Distributions made in accordance with Section 10.10, in an amount equal to 100% of such Net Cash Proceeds.

                (iii) Concurrently with the receipt by the Company or any Subsidiary of any Net Cash Proceeds from any issuance of any Debt of the Company or any Subsidiary (excluding Debt permitted by clauses (a) through (i) of Section 10.7), in an amount equal to 100% of such Net Cash Proceeds.

        (b) If on any day on which the Revolving Commitment Amount is reduced pursuant to Section 6.1.2 the Revolving Outstandings exceed the Revolving Commitment Amount, the Company shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

        6.3 All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $100,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of Eurodollar Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.

        SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

        7.1 Making of Payments. All payments of principal of or interest on the Notes, and of all fees, shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the following Business Day. The Agent shall promptly remit to each Bank its share of all such payments received in collected funds by the Agent for the account of such Bank. All payments under
Section 8.1 shall be made by the Company directly to the Bank entitled thereto.

        7.2 Application of Certain Payments. Each payment of principal shall be applied to such Loans as the Company shall direct by notice to be received by the Agent on or before the date of such payment or, in the absence of such notice, as the Agent shall determine in its discretion. Concurrently with each remittance to any Bank of its share of any such payment, the Agent shall advise such Bank as to the application of such payment.

        7.3 Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

        7.4 Setoff. The Company agrees that the Agent and each Bank have all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time any Event of Default exists, the Agent and each Bank may apply to the payment of any obligations of the Company or ASG hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Company or ASG then or thereafter with the Agent or such Bank.

        7.5 Proration of Payments. If any Bank shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9 and payments of interest on any Affected Loan) on account of principal of or interest on any Loan (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Banks on account of principal of and interest on the Loans (or such participation) then held by them, such Bank shall purchase from the other Banks such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Bank to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

        7.6 Taxes. All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                (c) pay to the Agent for the account of the Banks such additional amount or amounts as is necessary to ensure that the net amount actually received by each Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Bank with respect to any payment received by the Agent or such Bank hereunder, the Agent or such Bank may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

        If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Banks, the required receipts or other required documentary evidence, the Company shall indemnify the Banks for any incremental Taxes, interest or penalties that may become payable by any Bank as a result of any such failure. For purposes of this Section 7.6, a distribution hereunder by the Agent or any Bank to or for the account of any Bank shall be deemed a payment by the Company.

        Each Bank that (a) is organized under the laws of a jurisdiction other than the United States of America and (b)(i) is a party hereto on the Closing Date or (ii) becomes an assignee of an interest under this Agreement under
Section 14.9.1 after the Closing Date (unless such Bank was already a Bank hereunder immediately prior to such assignment) shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents, appropriately completed, as may be applicable to establish that such Bank is exempt from withholding or deduction of Taxes. The Company shall not be required to pay additional amounts to any Bank pursuant to this Section 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Bank to comply with this paragraph.

        SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

        8.1 Increased Costs. (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any Eurodollar Office of such Bank) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency

                (i) shall subject any Bank (or any Eurodollar Office of such Bank) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its

        Eurodollar Office imposed by the jurisdiction in which such Bank's principal executive office or Eurodollar Office is located);

                (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank (or any Eurodollar Office of such Bank); or

                (iii) shall impose on any Bank (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or to impose a cost on) such Bank (or any Eurodollar Office of such Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Bank such additional amount as will compensate such Bank for such increased cost or such reduction.

        (b) If any Bank shall reasonably determine that any change in, the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of such Bank's obligations hereunder or under any Letter of Credit to a level below that which such Bank or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Bank or such controlling Person to be material, then from time to time, upon demand by such Bank (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Agent), the Company shall pay to such Bank such additional amount as will compensate such Bank or such controlling Person for such reduction.

        8.2 Basis for Determining Interest Rate Inadequate or Unfair. If with respect to any Interest Period:

                (a) deposits in Dollars (in the applicable amounts) are not being offered to the Agent in the interbank eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                (b) Banks having aggregate Pro Rata Shares of 40% or more advise the Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding Eurodollar Loans for such Interest Period (taking into account any amount to which such Banks may be entitled under Section 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Banks materially affects such Loans;

then the Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Bank shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

        8.3 Changes in Law Rendering Eurodollar Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Bank cause a substantial question as to whether it is) unlawful for any Bank to make, maintain or fund Eurodollar Loans, then such Bank shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Bank shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Banks which are not so affected, in each case in an amount equal to the amount of Eurodollar Loans which would be made or converted into by such Bank at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Bank (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Bank which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "Affected Loan") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

        8.4 Funding Losses. The Company hereby agrees that upon demand by any Bank (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Bank against any net loss or expense which such Bank may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan), as reasonably determined by such Bank, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Bank on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert or continue any Loan on a date specified therefor in a notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

        8.5 Right of Banks to Fund through Other Offices. Each Bank may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Bank to make such Loan; provided that in such event for the purposes of this Agreement such

Loan shall be deemed to have been made by such Bank and the obligation of the Company to repay such Loan shall nevertheless be to such Bank and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

        8.6 Discretion of Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

        8.7     Mitigation of Circumstances; Replacement of Banks

        (a) Each Bank shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Bank's sole judgment, otherwise disadvantageous to such Bank) to mitigate or avoid, (i) any obligation by the Company to pay any amount pursuant to Section 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Section 8.2 or 8.3 (and, if any Bank has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Bank shall promptly so notify the Company and the Agent). Without limiting the foregoing, each Bank will designate a different funding office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation will not, in such Bank's sole judgment, be otherwise disadvantageous to such Bank.

        (b) If the Company becomes obligated to pay additional amounts to any Bank pursuant to Section 7.6 or 8.1, or any Bank gives notice of the occurrence of any circumstances described in Section 8.2 or 8.3, the Company may designate another bank which is acceptable to the Agent and the Issuing Bank in their reasonable discretion (such other bank being called a "Replacement Bank") to purchase the Loans of such Bank and such Bank's rights hereunder, without recourse to or warranty by, or expense to, such Bank, for a purchase price equal to the outstanding principal amount of the Loans payable to such Bank plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Bank and any other amounts payable to such Bank under this Agreement, and to assume all the obligations of such Bank hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Bank shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Bank prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Company hereunder, and the Replacement Bank shall succeed to the rights and obligations of such Bank hereunder.

        8.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of any Bank pursuant to Section 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent demonstrable error. Banks may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

        SECTION 9 WARRANTIES.

        To induce the Agent and the Banks to enter into this Agreement and to induce the Banks to make Loans and issue and participate in Letters of Credit hereunder, each of the Company and ASG warrant, jointly and severally, to the Agent and the Banks that:

        9.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware; each Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company and each Subsidiary is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

        9.2 Authorization; No Conflict. Each of the Company and each other Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each of the Company and ASG is duly authorized to borrow monies hereunder and each of the Company and each other Loan Party is duly authorized to perform its obligations under each Loan Document to which it is a party. The execution, delivery and performance by the Company and ASG of this Agreement and by each of the Company and each other Loan Party of each Loan Document to which it is a party, and the borrowings by the Company and ASG hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Company or any other Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of the Company, any Subsidiary or any other Loan Party (other than Liens in favor of the Agent created pursuant to the Collateral Documents).

        9.3 Validity and Binding Nature. Each of this Agreement and each other Loan Document to which the Company and ASG or any other Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

        9.4 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries as at December 31, 1997, December 31, 1998 and December 31, 1999 and the unaudited consolidated financial statements of the Company and the Subsidiaries as at March 31, 2000, copies of each of which have been delivered to each Bank, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

        9.5 No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

        9.6 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability incident to such litigation or proceedings, neither the Company nor any Subsidiary has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 10.7.

        9.7 Ownership of Properties; Liens. Each of the Company and each Subsidiary owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.8.

        9.8 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those listed on Schedule 9.8.

        9.9 Pension Plans. (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

        (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither the Company nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the Company nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

        9.10 Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

        9.11 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a

"holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

        9.12 Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock (other than in connection with the Tender Offer and the Merger and, in such event, in compliance with Regulation
U).

        9.13 Taxes. Each of the Company and each Subsidiary has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        9.14 Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, (a) each of the Company's and each other Loan Party's assets will exceed its liabilities and (b) each of the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

        9.15    Environmental Matters.

        (a) No Violations. Except as set forth on Schedule 9.15, neither the Company nor any Subsidiary, nor any operator of the Company's or any Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law which (i) in any single case, requires expenditures in any three-year period of $100,000 or more by the Company and its Subsidiaries in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise might reasonably be expected to have a Material Adverse Effect.

        (b) Notices. Except as set forth on Schedule 9.15 and for matters arising after the Closing Date, in each case none of which could singly or in the aggregate be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has received notice from any third party, including any Federal, state or local governmental authority: (a) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (b) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.
Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (c) that the Company or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (d) of any Environmental Claim.

        (c)     Handling of Hazardous Substances. Except as set forth on
Schedule 9.15, (i) no portion of the real property or other assets of the Company or any Subsidiary has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, any Subsidiary or the operators of any real property of the Company or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company or any Subsidiary, which Releases singly or in the aggregate might reasonably be expected to have a material adverse effect on the value of such real property or assets; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company or any Subsidiary which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company or any Subsidiary; and (v) any Hazardous Substances generated by the Company and its Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

        9.16 Year 2000 Problem. The Company and its Subsidiaries (a) have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and (b) have made appropriate inquiries as to the effect the Year 2000 Problem will have on their material suppliers and customers. Based on such review, program and inquiries, the Company reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

        9.17 Insurance. Set forth on Schedule 9.17 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary).

        9.18 Real Property. Set forth on Schedule 9.18 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by the Company or any Subsidiary, together with, in the case of leased property, the name and mailing address of the lessor of such property.

        9.19 Information. All information heretofore or contemporaneously herewith furnished in writing by the Company or any other Loan Party to the Agent or any Bank for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of the Company or any Subsidiary to the Agent or any Bank pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Banks that any projections and forecasts provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

        9.20 Intellectual Property. The Company and each Subsidiary owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Company and its Subsidiaries, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

        9.21 Burdensome Obligations. Neither the Company nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect.

        9.22 Labor Matters. Except as set forth on Schedule 9.22, neither the Company nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Company and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

        9.23 No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurring by the Company of any Debt hereunder or under any other Loan Document.

        9.24 Merger Agreement, etc. (a) The Company has heretofore furnished the Agent a true and correct copy of the Merger Agreement.

        (b) Each of the Company and ASG and, to the Company's knowledge, each other party to the Merger Agreement, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Merger Agreement and the consummation of transactions contemplated thereby.

        (c) The Merger will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Company and, to the Company's knowledge, each other party to the Merger Agreement in connection with the Merger will be, prior to consummation of the Merger, duly obtained and will be in full force and effect. As of the date of the Merger, all applicable waiting periods with respect to the Merger will have expired without any action being taken by any competent governmental authority which restrains, prevents or imposes material adverse conditions upon the consummation of the Merger.

        (d) The execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, violate any statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Company or, to the Company's knowledge, any other party to the Merger Agreement, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which the Company is a party or by which the Company is bound or, to the Company's knowledge, to which any other party to the Merger Agreement is a party or by which any such party is bound.

        (e) No statement or representation made in the Merger Agreement by the Company or ASG or, to the best knowledge of a Responsible Officer of the Company, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        SECTION 10 COVENANTS.

        Until the expiration or termination of the Commitments and thereafter until all obligations of the Company hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, the Company agrees that, unless at any time the Required Banks shall otherwise expressly consent in writing, it will:

        10.1 Reports, Certificates and Other Information. Furnish to the Agent and each Bank:

        10.1.1 Annual Report. Promptly when available and in any event within 120 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Company and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, certified without qualification by PriceWaterhouseCoopers or other independent auditors of recognized standing selected by the Company and reasonably acceptable to the Required Banks, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Company was not in compliance with any provision of Section 10.6, 10.7, 10.9 or 10.10 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Company was not in compliance with any such provision, describing such non-compliance in reasonable detail and (ii) a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Company and its Subsidiaries for such Fiscal Year, certified by a Responsible Officer of the Company.

        10.1.2 Interim Reports. (a) Promptly when available and in any event within 30 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Responsible Officer of the Company; and (b) promptly when available and in any event within 30 days after the end of each month (except the last month of each Fiscal Quarter), consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Responsible Officer of the Company.

        10.1.3 Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Officer of the Company, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 10.6 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Company's management setting forth a discussion of the Company's financial condition, changes in financial condition and results of operations.

        10.1.4 Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Company or any Subsidiary filed with the SEC; copies of all registration statements of the Company or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

        10.1.5 Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Company or the Subsidiary affected thereby with respect thereto:

                (a) the occurrence of an Event of Default or an Unmatured Event of Default;

                (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Company to the Banks which has been instituted or, to the knowledge of the Company, is threatened against the Company or any Subsidiary or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

                (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
        Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                (d) any cancellation or material change in any insurance maintained by the Company or any Subsidiary; or

                (e) any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

        10.1.6 Management Reports. Promptly upon the request of the Agent or any Bank, copies of all detailed financial and management reports submitted to the Company by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Company.

        10.1.7 Projections. As soon as practicable, and in any event within 30 days prior to the commencement of each Fiscal Year, financial projections for the Company and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget) prepared in a manner consistent with the projections delivered by the Company to the Banks prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Agent, accompanied by a certificate of a Responsible Officer of the Company on behalf of the Company to the effect that (i) such projections were prepared by the Company in good faith,
(ii) the Company has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

        10.1.8 Subordinated Debt Notices. Promptly from time to time, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

        10.1.9 Year 2000 Problem. Promptly upon the request of the Agent or any Bank, such updated information or documentation as may be requested from time to time regarding the efforts of the Company and its Subsidiaries to address the Year 2000 Problem.

        10.1.10 Other Information. Promptly from time to time, such other information concerning the Company and its Subsidiaries as any Bank or the Agent may reasonably request.

        10.2 Books, Records and Inspections. Keep, and cause each Subsidiary to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Bank or the Agent or any representative thereof to inspect the properties and operations of the Company or such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Bank or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and the Company hereby authorizes such independent auditors to discuss such financial matters with any Bank or the Agent or any representative thereof), and to examine (and, at the expense of the Company or the applicable Subsidiary, photocopy extracts from) any of its books or other records; and permit, and cause each Subsidiary to permit, the Agent and its representatives to inspect the Inventory and other tangible assets of the Company or such Subsidiary, to perform appraisals of the equipment of the Company or such Subsidiary, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable and any other collateral. All such inspections or audits by the Agent shall be at the Company's expense.

        10.3 Maintenance of Property; Insurance. (a) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Company or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

        (b) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.17 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Agent or any Bank, furnish to the Agent or such Bank a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Company and its Subsidiaries. The Company shall cause each issuer of an insurance policy to provide the Agent with an endorsement (i) showing loss payable to the Agent with respect to each policy of property or casualty insurance and naming the Agent and each Bank as an additional insured with respect to each policy of insurance for liability for personal injury or property damage, (ii) providing that 30 days' notice will be given to the Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agent. The Company shall execute and deliver to the Agent a collateral assignment, in form and substance satisfactory to the Agent, of each business interruption insurance policy maintained by the Company.

        (c) UNLESS THE COMPANY PROVIDES THE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT THE COMPANY'S EXPENSE TO PROTECT THE AGENT'S AND THE BANKS' INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE COMPANY'S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE COMPANY IN CONNECTION WITH THE COLLATERAL. THE COMPANY MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING THE AGENT WITH EVIDENCE THAT THE COMPANY HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, THE COMPANY WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE COMPANY MAY BE ABLE TO OBTAIN ON ITS OWN.

        10.4 Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided that the foregoing shall not require the Company or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

        10.5 Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 10.11) cause each Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

        10.6    Financial Covenants.

        10.6.1 Fixed Charge Coverage Ratio. Not permit the Fixed Charge Coverage Ratio as of the last day of any Computation Period to be less than 1.25.

        10.6.2 Total Debt to EBITDA Ratio. Not permit the Total Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

            COMPUTATION PERIOD ENDING              TOTAL DEBT TO EBITDA RATIO
            -------------------------              --------------------------

            June 30, 2000                                     2.60
            September 30, 2000                                2.60
            December 31, 2000                                 2.50
            March 31, 2001                                    2.30
            June 30, 2001                                     2.10
            September 30, 2001                                1.90
            December 31, 2001                                 1.65
            March 31, 2002                                    1.50
            June 30, 2002                                     1.25
            September 30, 2002                                1.25
            December 31, 2002                                 1.25
            March 31, 2003 and thereafter                     1.25

        10.6.3 EBITDA. Not permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:


             COMPUTATION PERIOD ENDING                           EBITDA
             -------------------------                           ------

             June 30, 2000                                     $39,400,000
             September 30, 2000                                $38,500,000
             December 31, 2000                                 $37,000,000
             March 31, 2001                                    $36,000,000
             June 30, 2001                                     $36,500,000
             September 30, 2001                                $37,000,000
             December 31, 2001                                 $38,000,000
             March 31, 2002                                    $38,750,000
             June 30, 2002                                     $39,000,000
             September 30, 2002                                $40,000,000
             December 31, 2002                                 $41,000,000
             March 31, 2003 and thereafter                     $42,000,000

        10.6.4 Minimum Consolidated Net Worth. Not permit the Consolidated Net Worth of the Company as of the last day of any Computation Period to be less than the sum of (i) $11,459,936 (Consolidated Net Worth as of December 31,
1999), plus (ii) 50% of the cumulative positive Consolidated Net Income.

        10.6.5 Maximum Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries to exceed the following amounts in the corresponding Fiscal Years.


             FISCAL YEAR                  CAPITAL EXPENDITURES LIMIT
             -----------                  --------------------------

             2000                                 $2,000,000
             2001                                 $1,750,000

             2002 and thereafter                  $1,750,000

provided that if Capital Expenditures are less than the amount set forth above for any Fiscal Year, the excess (up to $750,000) may be carried over and expended in the following Fiscal Year; provided further, that in such following Fiscal Year the first dollars expended for Capital Expenditures shall be counted against the limitations set forth above and then against the carry-over amount.

        10.7 Limitations on Debt. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

                (a)     obligations under this Agreement and the other Loan
        Documents;

                (b) Debt secured by Liens permitted by Section 10.8(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $1,300,000, $1,400,000 or $1,500,000 during the Fiscal Years ending December 31, 2000, December 31, 2001 and December 31, 2002 and thereafter, respectively, plus, in each case, an amount equal to all such Debt assumed by the Company or any Subsidiary in connection with any Acquisition made in accordance with Section 10.11;

                (c) Debt of Subsidiaries to the Company or to a Wholly-Owned Subsidiary;

                (d)     unsecured Debt of the Company to Subsidiaries;

                (e)     Subordinated Debt;

                (f) Hedging Obligations incurred for bona fide hedging purposes and not for speculation;

                (g) Debt described on Schedule 10.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

                (h) the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder); and

                (i) other Debt, in addition to the Debt listed above, in an aggregate amount not at any time exceeding $100,000.

        10.8 Liens. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

                (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

                (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

                (c)     Liens described on Schedule 10.8;

                (d)     subject to the limitation set forth in Section 10.7(b),
        (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Company or any Subsidiary (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

                (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $100,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

                (g)     Liens arising under the Loan Documents; and

                (h) the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property theretofore subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

        10.9 Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Company and its Subsidiaries (on a consolidated basis) to exceed $6,500,000, $7,000,000 or $7,500,000 for the Fiscal Years ending December 31, 2000, December 31, 2001 and December 31, 2002 and thereafter, respectively, plus, in each case, an amount equal to all rental payments made (or scheduled to be made) under Operating Leases assumed by the Company or any of its Subsidiaries in connection with any Acquisition made in accordance with Section 10.11.

        10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a) make any distribution to any of its shareholders, (b) purchase or redeem any of its capital stock or other equity interests or any warrants, options or other rights in respect thereof, (c) pay any management fees or similar fees to any of its shareholders or any Affiliate thereof, (d) make any redemption, prepayment, defeasance or repurchase of any Subordinated Debt or (e) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to the Company or to a Wholly-Owned Subsidiary; and (ii) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, the Company may, so long as the Company is a partnership for tax purposes, make cash distributions ("Tax Distributions") to each of its shareholders from time to time in amounts not exceeding the amount of income taxes deemed payable by its shareholders with respect to the net income of the Company (calculated as set forth on Schedule 10.10). If the aggregate Tax Distributions paid to any shareholder of the Company with respect to any year paid on or prior to date of filing of the Company's federal income tax return for such year exceeds the actual amount payable for such year, it shall be an Event of Default if the Company does not receive a refund of such excess within 10 days of the filing of such return. If the amounts included in Shareholder Income (as defined on Schedule 10.10) for any year are decreased as a result of an audit, amended return or otherwise, and the amount of Tax Distributions paid with respect to such year exceed the amount of Tax Distributions that would have been permitted with respect to such year based upon such reduced Shareholder Income, it shall be an Event of Default if the Company does not receive a refund of such excess within 10 days after the earliest to occur of (i) a final determination by the Internal Revenue Service establishing the Company's taxable income for such year, (ii) the date an amended return is filed or (iii) the date of receipt by the shareholders of the Company of a tax refund attributable to such excess Tax Distributions. If any shareholder of the Company would be entitled to a refund of taxes with respect to which such shareholder has received a Tax Distribution as a result of the carryback of a hypothetical net operating loss calculated as set forth on
Schedule 10.10, it shall be an Event of Default if the Company does not receive a refund equal to the refund to which such shareholder is so entitled to within 60 days of the filing of the Company's tax return giving rise to such net operating loss.

        10.11 Mergers, Consolidations, Sales. Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; (c) any Acquisition by the Company or any Wholly-Owned Subsidiary where (1) the Company has provided the Banks with all historic financial information and due diligence with respect to the Person acquired as requested by the Agent, (2) the assets acquired (in the case of an asset purchase) are for use, or the Person acquired (in the case of any other Acquisition) is engaged, solely in the business of acquiring, developing or marketing software products; (3) immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist; (4) the consideration to be paid by the Company and its Subsidiaries (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) is less than $5,000,000 and, together with all other Acquisitions made in accordance with this Section 10.11, is less than $15,000,000 in the aggregate; (5) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 10.6; (6) in the case of the Acquisition of any Person, the Board of Directors of such Person has approved such Acquisition; (7) the Company or one of its Wholly-Owned

Subsidiaries will be the surviving entity following the Acquisition; (8) the EBITDA in respect of the business (in the case of an asset purchase) or Person (in the case of any other Acquisition) acquired is not less than zero; and (9) the consideration to be paid by the Company and its subsidiaries (including any Debt assumed or issued in connection therewith, transaction fees and expenses, non-cash consideration and excluding cash to be acquired) is less than three multiplied by the maintenance revenues (as determined in accordance with the Company's historical accounting policy as in effect on the date hereof) for the immediately preceding twelve month period of the business or Person, as the case may be, acquired, (d) sales and dispositions of assets (including the stock of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the Company) so long as the net book value of all assets sold or otherwise disposed of does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of December 31, 1999 and (e) the Acquisition contemplated by the Merger Agreement.

        10.12 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Banks.

        10.13 Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to finance the Merger, for working capital, for Acquisitions permitted by Section 10.11, to refinance existing debt and for other general corporate purposes.

        10.14 Further Assurances. (a) Take, and cause each Subsidiary to take, such actions as are necessary or as the Agent or the Required Banks may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (a) the obligations of the Company hereunder and under the other Loan Documents (i) are secured by substantially all of the assets of the Company and (ii) guaranteed by all of its Subsidiaries (including, promptly upon the acquisition or creation thereof, any Subsidiary acquired or created after the date hereof) by execution of a counterpart of the Guaranty and (b) the obligations of each Subsidiary under the Guaranty are secured by substantially all of the assets of such Subsidiary.

        (b) Cause each financial institution (other than the Agent) at which the Company or any Subsidiary maintains any lockbox, deposit account or other similar account to deliver to the Agent a writing, in form and substance satisfactory to the Agent, (x) acknowledging and consenting to the security interest of the Agent in such lockbox or account and all cash, checks, drafts and other instruments or writings for the payment of money from time to time therein, (y) confirming such financial institution's agreement to follow the instructions of the Agent with respect to all such cash, checks, drafts and other instruments or writings for the payment of money following receipt from the Agent of notice of the occurrence of any Event of Default or Unmatured Event of Default and (z) waiving all rights of setoff and banker's lien on all items held in any such lockbox or account (other than with respect to payment of fees and expenses for account services).

        10.15 Transactions with Affiliates. Not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

        10.16 Employee Benefit Plans. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

        10.17 Environmental Matters. (a) If any Release or Disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the Release or threatened Release of a Hazardous Substance.

        (b) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

        10.18 Unconditional Purchase Obligations. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

        10.19 Inconsistent Agreements. Not, and not permit any Subsidiary to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by the Company or any Subsidiary of any of its obligations hereunder or under any other Loan Document, (b) prohibit the Company or any Subsidiary from granting to the Agent, for the benefit of the Banks, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Company or any other applicable Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or
(iii) transfer any of its assets or properties to the Company.

        10.20 Business Activities. Not, and not permit any Subsidiary to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.

        10.21 Investments. Not, and not permit any Subsidiary to, make or permit to exist any Investment in any other Person, except (without duplication) the following:

                (a) contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

                (b) in the ordinary course of business, Investments by the Company in any Subsidiary or by any Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;

                (c)     Suretyship Liabilities permitted by Section 10.7;

                (d)     Cash Equivalent Investments;

                (e) bank deposits in the ordinary course of business, provided that the aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) which are maintained with any bank other than a Bank shall not at any time following 60 days from the date hereof exceed $250,000 in accounts maintained with domestic banks and $5,000,000 in accounts maintained with banks outside of the United States;

                (f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

                (g)     Investments to consummate Acquisitions permitted by
        Section 10.11; and

                (h)     Investments listed on Schedule 10.21;

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

        10.22 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, the Merger Agreement, the Company's Certificate of Incorporation or By-laws if, in any case, such amendment, modification or waiver could be adverse to the interests of the Banks.

        10.23   Fiscal Year. Not change its Fiscal Year.

        10.24 Cancellation of Debt. Not, and not permit any Subsidiary to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $100,000 in any Fiscal Year.

        10.25 The Merger. The Company shall consummate the Merger as promptly as practicable and in any event no later than sixty days following the acquisition by the Company of a majority of the outstanding shares of capital stock of Viasoft pursuant to the Tender Offer, provided, however, that if the Company fails to consummate the Merger within such sixty day period and the Agent, in its reasonable discretion, determines that the Company is actively pursuing, in good faith, the consummation of the Merger, such sixty day period shall be extended for an additional thirty days.

        SECTION 11 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

        The obligation of each Bank to make its Loans and of the Issuing Bank to issue Letters of Credit is subject to the following conditions precedent:

        11.1 Initial Credit Extension. The obligation of the Banks to make the initial Loans and the obligation of the Issuing Bank to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 11.3, subject to the conditions precedent that
(1) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated and (2) the Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Required Banks is called the "Closing Date"):

        11.1.1  Notes. The Notes.

        11.1.2 Resolutions. Certified copies of resolutions of the Board of Directors of the Company and ASG authorizing the execution, delivery and performance by the Company and ASG of this Agreement, the Notes and the other Loan Documents to which the Company or ASG is a party; and certified copies of resolutions of the Board of Directors of each other Loan Party authorizing the execution, delivery and performance by such Loan Party of each Loan Document to which such entity is a party.

        11.1.3 Consents, etc. Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each other Loan Party of the documents referred to in this Section 11.

        11.1.4 Incumbency and Signature Certificates. A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of each Loan Party certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

        11.1.5 Guaranty. A counterpart of the Guaranty executed by each Subsidiary of the Company other than ASG.

        11.1.6 Security Agreement. A counterpart of the Security Agreement executed by the Company, ASG and each other Subsidiary.

        11.1.7 Pledge Agreements. Pledge Agreements executed by the Company and ASG, together with all items required to be delivered in connection therewith.

        11.1.8 Real Estate Documents. With respect to each parcel of real property leased by the Company or any Subsidiary:

                (a) a Collateral Access Agreement from the owners of each parcel of real property leased by the Company or any Subsidiary waiving any landlord's Lien in respect of personal property kept at the premises subject to such lease; and

                (b) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement or any other Loan Document.

        11.1.9 Opinions of Counsel. The opinions of Steptoe & Johnson and McDermott, Will & Emery, counsel to the Company, in form and substance reasonably satisfactory to the Agent.

        11.1.10 Insurance. Evidence satisfactory to the Agent of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Agent has been named as a lender's loss payee and an additional insured on all related insurance policies.

        11.1.11 Copies of Documents. Copies, certified by the Secretary of the Company, of the Merger Agreement and all schedules and exhibits thereto.

        11.1.12 Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by the Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

        11.1.13 Solvency Certificate. A Solvency Certificate, substantially in the form of Exhibit G, executed by a Responsible Officer of the Company.

        11.1.14 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company and each Subsidiary (under their present names and any previous names) as debtors and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 10.8) and (iii) such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request.

        11.1.15 Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Banks, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

        11.1.16 Closing Certificate. A certificate signed by a Responsible Officer of the Company dated as of the Closing Date, affirming the matters set forth in Section 11.3.1 as of the Closing Date.

        11.1.17 Disbursement Letter. A Disbursement Letter, substantially in the form of Exhibit H, executed by a Responsible Officer of the Company.

        11.1.18 Other. Such other documents as the Agent or any Bank may reasonably request.

        11.2 Additional Conditions Relating to the Tender Offer and the Merger. The obligation of the Banks to make Loans for the purpose of purchasing shares of capital stock of Viasoft in connection with the transactions contemplated by the Merger Agreement is, in addition to the conditions precedent specified in Section 11.1 and 11.3, subject to the conditions precedent that (1) the Company shall have provided to the Agent financial and other information with respect to Viasoft as the Agent shall have requested for periods following execution of this Agreement; (2) the consideration to be paid to acquire the outstanding capital stock of Viasoft (including Debt assumed in connection therewith, Transaction Fees, non-cash consideration, less cash and cash equivalents acquired in excess of $1,000,000) shall not exceed the lesser of (a) three multiplied by the pro forma maintenance revenues of Viasoft for the twelve month period ending March 31, 2000 and (b) $94,000,000; (3) fees and expenses in connection with the Tender Offer and the Merger shall not exceed $7,000,000; (4) the Company or ASG shall have accepted for payment pursuant to the Tender Offer in accordance with the Merger Agreement at least a majority of the outstanding shares of Viasoft and shall have used its best efforts to acquire such additional number of shares as may be necessary to consummate the Merger pursuant to Section 253 of the Delaware General Corporation Law and Viasoft shall have funds available to purchase its remaining outstanding shares, and all parties thereto shall take all steps reasonably necessary to consummate the transactions contemplated by the Merger Agreement; (5) no action shall have been taken with the intent of enjoining or terminating or materially deferring or materially altering the Merger or the Tender Offer; (6) the Merger Agreement and the making of the Loans hereunder in connection therewith shall comply and shall have been executed in accordance with applicable regulatory and governmental laws, regulations and ordinances; (7) Viasoft shall have EBITDA, excluding restructuring charges, for the twelve month period ending March 31, 2000 which is greater than zero; (8) the Merger shall be in compliance with Section 10.11(c)(3)(5)(6)(7) and (8); and (9) the Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agent and the Required Banks is called the "Closing Date"):

        11.2.1  Guaranty. A counterpart of the Guaranty executed by Viasoft.

        11.2.2 Security Agreement. A counterpart of the Security Agreement executed by Viasoft.

        11.2.3 Solvency Certificate. A solvency certificate, substantially in the form of Exhibit G, executed by the chief executive officer, chief financial officer or other responsible executive or financial officer of Viasoft.

        11.2.4 Opinions of Counsel. All opinions delivered in connection with the Merger Agreement (which opinions shall state, or be accompanied by letters which state, that the Agent and the Banks may rely thereon).

        11.2.5 Search Results; Lien Terminations. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the funding of any Loans pursuant to this Section 11.2, listing all effective financing statements which name Viasoft (under its present name and any previous names) as debtor and which are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by Section 10.8) and (iii) such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request.

        11.2.6 Filings, Registrations and Recordings. The Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Banks, a perfected Lien on the collateral described therein, prior and superior to any other Person, in proper form for filing, registration or recording.

        11.2.7 Opinion of Counsel. The Agent shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Agent, in respect of the Guaranty and Security Agreement to be executed by Viasoft.

        11.2.8 Closing Certificate. A certificate signed by a Responsible Officer of the Company dated as of the Closing Date, affirming the matters set forth in Section 11.3.1 as of the date of the funding of the Loans under this
Section 11.2.

        11.2.9 Other. Such other documents as the Agent or any Bank may reasonably request.

        11.3 Conditions. The obligation (a) of each Bank to make each Loan and (b) of the Issuing Bank to issue each Letter of Credit is subject to the following further conditions precedent that:

        11.3.1 Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and - correct:

                (a) the representations and warranties of the Company and each Subsidiary set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

        11.3.2 Confirmatory Certificate. If requested by the Agent or any Bank, the Agent shall have received (in sufficient counterparts to provide one to each Bank) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Company as to the matters set out in Section 11.3.1 (it being understood that each request by the Company for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Company that the conditions precedent set forth in Section 11.3.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agent or any Bank may reasonably request in support thereof.

        SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

        12.1 Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

        12.1.1 Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Company hereunder or under any other Loan Document.

        12.1.2 Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of the Company or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $250,000 and such default shall
(a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require the Company or any Subsidiary to purchase or redeem such Debt) prior to its expressed maturity.

        12.1.3 Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

        12.1.4 Bankruptcy, Insolvency, etc. The Company or any Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or the Company or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for the Company or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Company or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of the Company or any Subsidiary, and if such case or proceeding is not commenced by the Company or such Subsidiary, it is consented to or acquiesced in by the Company or such Subsidiary, or remains for 30 days undismissed; or the Company or any Subsidiary takes any action to authorize, or in furtherance of, any of the foregoing.

        12.1.5 Non-Compliance with Loan Documents. (a) Failure by the Company to comply with or to perform any covenant set forth in Sections 10.1.5(a), 10.5 through 10.15, 10.20 through 10.22 and 10.25; or (b) failure by the Company to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 12) and continuance of such failure described in this clause (b) for 30 days.

        12.1.6 Warranties. Any warranty made by the Company or any Subsidiary herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by the Company or any Subsidiary to the Agent or any Bank in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

        12.1.7 Pension Plans. (i) Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000.

        12.1.8 Judgments. Final judgments which exceed an aggregate of $250,000 shall be rendered against the Company or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

        12.1.9 Invalidity of Guaranty, etc. The Guaranty shall cease to be in full force and effect with respect to any Subsidiary; or any Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of the Guaranty with respect to such Subsidiary.

        12.1.10 Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or any Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

       12.1.11 Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any guaranty by any Subsidiary of any Subordinated Debt, shall cease to be in full force and effect, or the Company or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

       12.1.12 Change of Control. (a) Arthur Allen shall have ceased to hold an executive office with the Company at least equal in seniority and responsibility to his present office and, in the event he ceases to hold such an executive office by reason of his death or disability, the Company shall have failed to provide to the Agent within 60 days of such death or disability a management succession plan which is satisfactory to the Required Banks; or

       (b) Arthur Allen shall cease to own and control at least 51% of the outstanding voting stock of the Company.

       12.1.13 Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

       12.2 Effect of Event of Default. If any Event of Default described in
Section 12.1.4 shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Loans and all other obligations hereunder shall become immediately due and payable and the Company shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Banks) shall declare the Commitments (if they have not theretofore terminated) to be terminated and/or declare all Loans and all other obligations hereunder to be due and payable and/or demand that the Company immediately Cash Collateralize all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate and/or all Loans and all other obligations hereunder shall become immediately due and payable and/or the Company shall immediately become obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in Section
12.1.1 or Section 12.1.4 may be waived by the written concurrence of all of the Banks, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the Required Banks. Any cash collateral delivered hereunder shall be held by the Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Agent to any remaining obligations hereunder and any excess shall be delivered to the Company or as a court of competent jurisdiction may elect.

       SECTION 13  THE AGENT.

       13.1 Appointment and Authorization. (a) Each Bank hereby irrevocably (subject to Section 13.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. The Syndication Agent shall have no duties or responsibilities hereunder.

       (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Section 13 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Section 13, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.


       13.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

       13.3 Liability of Agent. None of the Agent, the Syndication Agent or any of their directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

       13.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan

Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

       13.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Banks in accordance with Section 12; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

       13.6 Credit Decision. Each Bank acknowledges that the Agent has not made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company which may come into the possession of the Agent.

       13.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent, the Syndication Agent and their directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities resulting from such Person's



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

gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Agent or the Syndication Agent.

       13.8 Agent in Individual Capacity. LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though LaSalle were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though LaSalle were not the Agent and the Issuing Bank, and the terms "Bank" and "Banks" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

       13.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Banks and may be removed at any time by the Required Banks. If the Agent resigns under this Agreement or is so removed, the Required Banks shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Banks appoint a successor agent as provided for above.

       13.10 Collateral Matters. The Banks irrevocably authorize the Agent, at its option and in its discretion, (a) to release any Lien granted to or held by the Agent under any Collateral



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

Document (i) upon termination of the Commitments and payment in full of all Loans and all other obligations of the Company hereunder and the expiration or termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or ratified in writing by the Required Banks; or (b) to subordinate its interest in any collateral to any holder of a Lien on such collateral which is permitted by clause (d)(i) or (d)(iii) of Section 10.8 (it being understood that the Agent may conclusively rely on a certificate from the Company in determining whether the Debt secured by any such Lien is permitted by Section 10.7(b)). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 13.10.

       SECTION 14  GENERAL.

       14.1 Waiver; Amendments. (a) No delay on the part of the Agent or any Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Banks having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Banks, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Pro Rata Share of any Bank without the consent of such Bank. No amendment, modification, waiver or consent shall (i) increase the Revolving Commitment Amount, (ii) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder,
(iv) release the Guaranty or all or any substantial part of the collateral granted under the Collateral Documents or (v) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Banks. No provision of Section 13 or other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the consent of the Agent. No provision of this Agreement relating to the rights or duties of the Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of the Issuing Bank.

       (b) If, in connection with any proposed amendment, modification, waiver or termination: (i) requiring the consent of all Banks, the consent of the Required Banks is obtained, but the consent of other Banks whose consent is required is not obtained (any such Bank whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Bank"), or (ii) requiring the consent of Required Banks, the consent of Banks holding 51% or more of the aggregate Commitments is obtained, but the consent of Required Banks is not obtained, then, so long as the Agent is not a Non-Consenting Bank, at the Company's request the Agent, or a Person reasonably acceptable to the Agent, shall have the right (but shall have no obligation) to purchase from such Non-Consenting Banks, and such Non-Consenting Banks agree that they shall sell and assign to the Agent or such Person, all




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

of the Commitments of such Non-Consenting Banks for an amount equal to the principal balance of all Loans held by the Non-Consenting Banks and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

       14.2 Confirmations. The Company and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

       14.3 Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the Agent shall be entitled to rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Bank harmless from any loss, cost or expense resulting from any such reliance.

       14.4 Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Company notifies the Agent that the Company wishes to amend any covenant in Section 10 to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Section 10 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

       14.5   [Intentionally Omitted].

       14.6 Costs, Expenses and Taxes. The Company agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent (including Attorney Costs) in connection with the preparation, execution, syndication, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred by the Agent and each Bank after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Banks harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of the Company's auditors in connection with any reasonable exercise by the Agent and the Banks of their rights pursuant to
Section 10.2. All obligations provided for in this Section 14.6 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

       14.7 Subsidiary References. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Company has one or more Subsidiaries.

       14.8 Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

       14.9 Assignments; Participations.

       14.9.1 Assignments. Any Bank may, with the prior written consents of the Issuing Bank and the Agent and (so long as no Event of Default exists) the Company (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Bank to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction of such Bank's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Bank's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Bank's Pro Rata Share of the Revolving Commitment Amount and (ii) $5,000,000; provided that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.6 or Section 8 to the Assignee than the Company is then obligated to pay to the assigning Bank under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts) and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

              (x) five Business Days (or such lesser period of time as the Agent and the assigning Bank shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Bank and the Assignee,

              (y) the assigning Bank and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement in form and substance satisfactory to the Agent (an "Assignment Agreement"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

              (z) except in the case of an assignment by a Bank to one of its Affiliates, the assigning Bank or the Assignee shall have paid the Agent a processing fee of $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Bank hereunder and (y) the assigning Bank, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Pro Rata Share of the Revolving Commitment Amount and, if the assigning Bank has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Revolving Commitment Amount retained by the assigning Bank (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Bank). Each such Note shall be dated the effective date of such assignment. The assigning Bank shall mark the predecessor Note "exchanged" and deliver it to the Company. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Bank. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.

       Notwithstanding the foregoing provisions of this Section 14.9.1 or any other provision of this Agreement, any Bank may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Bank from any of its obligations hereunder).

       14.9.2 Participations. Any Bank may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Bank, the Note held by such Bank, the Commitment of such Bank, the direct or participation interest of such Bank in any Letter of Credit or any other interest of such Bank hereunder (any Person purchasing any such participating interest being herein called a "Participant"). In the event of a sale by a Bank of a participating interest to a Participant, (x) such Bank shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Bank had not sold such participation and shall be paid directly to such Bank. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 14.1. Each Bank agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Bank enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or such Note;

provided that such right of setoff shall be subject to the obligation of each Participant to share with the Banks, and the Banks agree to share with each Participant, as provided in Section 7.5. The Company also agrees that each Participant shall be entitled to the benefits of Section 7.6 and Section 8 as if it were a Bank (provided that no Participant shall receive any greater compensation pursuant to Section 7.6 or Section 8 than would have been paid to the participating Bank if no participation had been sold).

       14.10 Governing Law. This Agreement and each Note shall be a contract made under and governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Banks expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

       14.11 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

       14.12 Successors and Assigns. This Agreement shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

       14.13 Indemnification by the Company. In consideration of the execution and delivery of this Agreement by the Agent and the Banks and the agreement to extend the Commitments provided hereunder, the Company hereby agrees to indemnify, exonerate and hold the Agent, each Bank and each of the officers, directors, employees, Affiliates and agents of the Agent and each Bank (each a "Bank Party") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including Attorney Costs (collectively, the "Indemnified Liabilities"), incurred by the Bank Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, purchase of stock, purchase of assets (including the Merger) or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans,
(ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Bank Parties, except for any such Indemnified Liabilities arising on account of the applicable Bank Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. All obligations provided for in this Section 14.13 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

       14.14 Nonliability of Lenders. The relationship between the Company on the one hand and the Banks and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibility to the Company. Neither the Agent nor any Bank undertakes any responsibility to the Company to review or inform the Company or any matter in connection with any phase of the Company's business or operations. The Company agrees that neither the Agent nor any Bank shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent nor any Bank shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

       14.15 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       14.16 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT,

INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                                        [SIGNATURE PAGE TO FOLLOW]

       Delivered at Chicago, Illinois, as of the day and year first above written.

                                ALLEN SYSTEMS GROUP, INC.

                                By /s/
                                  -------------------------------------------
                                Title: President and Chief Executive Officer
                                     ----------------------------------------


                                ASG SUB, INC.

                                By /s/
                                  -------------------------------------------
                                Title: President and Chief Executive Officer
                                     ----------------------------------------

                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Administrative Agent


                                By /s/
                                  -------------------------------------------
                                Title: First Vice President
                                     ----------------------------------------


                                KEYBANK NATIONAL ASSOCIATION,
                                as Syndication Agent

                                By /s/
                                  -------------------------------------------
                                Title: Vice President
                                     ----------------------------------------

                                LASALLE BANK NATIONAL ASSOCIATION,
                                as Issuing Bank and as a Bank

                                By /s/
                                  -------------------------------------------
                                Title: First Vice President
                                     ----------------------------------------

                                KEYBANK NATIONAL ASSOCIATION,
                                as a Bank

                                By /s/
                                  -------------------------------------------
                                Title: Vice President
                                     ----------------------------------------

                                PRICING SCHEDULE

       The Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be determined as set forth below.

       Initially, the Eurodollar Margin shall be 2.75% per annum, the Base Rate Margin shall be 1.5% per annum, the Non-Use Fee Rate shall be .50% per annum and the LC Fee Rate shall be 2.75% per annum.

       On and after December 31, 2000, the Eurodollar Margin, the Base Rate Margin, the Commitment Fee Rate and the LC Fee Rate shall be equal to the applicable rate per annum set forth in the table below opposite the applicable Total Debt to EBITDA Ratio:


TOTAL DEBT                                        EURODOLLAR         BASE RATE          NON-USE
TO EBITDA RATIO                                     MARGIN            MARGIN            FEE RATE           LC FEE RATE

Greater than 1.5:1                                   2.75%             1.50%               .50%                2.75%
Greater than 1.25:1 but less
than or equal to 1:50:1                              2.50%             1.25%               .375%               2.50%

Less than 1.25:1                                     2.25%             1.00%               .375%               2.25%


The Eurodollar Margin, the Base Rate Margin, the Non-Use Fee Rate and the LC Fee Rate shall be adjusted, to the extent applicable, on the 30th (or, in the case of the last Fiscal Quarter of each Fiscal Year, 120th) day after the end of each Fiscal Quarter based on the Total Debt to EBITDA Ratio as of the last day of such Fiscal Quarter; it being understood that if the Company fails to deliver the financial statements required by Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, required by Section 10.1.3 by the 30th day (or, if applicable, the 120th day) after any Fiscal Quarter, the Eurodollar Margin shall be 2.75%, the Base Rate Margin shall be 1.50%, the Commitment Fee Rate shall be .50% and the LC Fee Rate shall be 2.75% until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins or fee rates shall become effective at any time when an Event of Default or Unmatured Event of Default has occurred and is continuing.

                                  SCHEDULE 2.1

                            BANKS AND PRO RATA SHARES

                                                   Pro Rata Share of
Bank                                           Revolving Commitment Amount                     Pro Rata Share
----                                           ---------------------------                     --------------
LaSalle Bank National Association                      $50,000,000                                   50%
KeyBank National Association                           $50,000,000                                   50%
                                                       -----------                                   ---
TOTALS                                                 $100,000,000                                 100%

                                  SCHEDULE 9.6

                      LITIGATION AND CONTINGENT LIABILITIES


Allen Systems Group, Inc. v. IBM - This is a breach of contract and tortious interference claim against IBM. ASG is the plaintiff. ASG prevailed on IBM's motion to dismiss the case. The case is presently in the discovery stage.

Allen Systems Group, Inc. v. Graves. This is a civil theft claim against Donald Graves, a former employee of ASG. ASG is the plaintiff. The complaint has been filed. The judge has issued an abatement in the case pending further discovery on the jurisdictional issue.

Allen Systems Group, Inc. v. MSP Int'l Sales Holdings B.V.: This is breach of contract claim against MSP involving the Asset Purchase Agreement. MSP has filed a counterclaim against ASG. The dispute has been submitted to binding arbitration and is in the pleading stage.

Allen Systems Group, Inc. v. Webgear, Inc.: This is a civil breach of contract and civil theft case against a former sublessee of an ASG office in California. ASG is the Plaintiff. A default judgment has been entered against the Defendant. ASG is currently seeking to collect on the judgment.


Rhonda Aiken v. Allen Systems Group, Inc.: This is a sexual harassment suit filed with the EEOC against ASG by a former female employee. The suit alleges sexual harassment by a coworker and supervisor of the former employee. ASG denies the allegation and anticipates the suit being dismissed.

                                  SCHEDULE 9.8


                                  SUBSIDIARIES



Name:                           ASG Sub, Inc.
State of Incorporation:         Delaware
Principal Address:              1333 Third Avenue South
                                Naples, FL 34102



Name:                           SISRO, SARL
State of Incorporation:         France
Principal Address:              Tour Manhattan
                                6, Place de I'lris
                                92095 Paris La Defense Cedex
                                France

                                  SCHEDULE 9.15


                              ENVIRONMENTAL MATTERS




NONE

                                  SCHEDULE 9.17


                                    INSURANCE




SEE ATTACHED EXHIBITS

                                  SCHEDULE 9.18


                                  REAL PROPERTY




SEE ATTACHED EXHIBITS

                                  SCHEDULE 9.22


                                  LABOR MATTERS


Rhonda Aiken v. ASG. This is a sexual harassment suit filed with the EEOC against ASG by a former female employee. The suit alleges sexual harassment by a coworker and supervisor of the former employee. ASG denies the allegation and anticipates the suit being dismissed.

                                  SCHEDULE 10.7


                               LIMITATION ON DEBT


SEE ATTACHED EXHIBIT.

ALLEN SYSTEMS GROUP, INC.


Schedule of outstanding debt as of 04/26/2000.



Capital Lease Obligations                          259,517
        -Haworth (Furniture)
        -Bankers Direct (Computer Hardware)
        -Bankers Direct (Danka Office Equip)
        -Amplicon Financial (Video Conf. Equip)
-AT&T Telephone                                     24,838
-AT&T Telephone                                      6,631
-IBM P390 Server                                     4,997
-Sharp Copier                                        2,945
-Danka Copier                                        5,693
Credit Mutual (FRF expressed in USD)                26,634 - Forex 0.1454

Total Debt Obligations                             331,255

                                  SCHEDULE 10.8


                                     LIENS


NONE

                                 SCHEDULE 10.10

                   CALCULATION OF PERMITTED TAX DISTRIBUTIONS

       The amount of Tax Distributions which are permitted for any period shall be equal to the amount computed for such period as the total U.S. federal, state and local income taxes for which the Company's shareholders would be liable if (x) the shareholders' income ("Shareholder Income") were only from items of income, gain, loss, deduction or credit attributable to their interests in the Company for the period beginning on the first day of such period and ending on the last day of such period and (y) the tax rates applied to such income were the Individual Rates applicable to the Company's shareholders described below.

       For purposes of the foregoing:

       (a) "Individual Rates" means the highest marginal individual U.S. federal, state and local income tax rates imposed by Section 1 of the Code, or if Shareholder Income were subject to alternative minimum tax, Section 55 of the Code, and by the equivalent provisions of state and local personal income tax law (taking into account the allocation and apportionment of the Company's income to each state to which the Company's income is ultimately allocated or apportioned) determined without regard to phase-in or phase-out rules.

       (b)    Penalties will be excluded.

       (c)    (i)    The benefits of the deductibility of state income taxes and allowable credits in effect for each of the respective tax periods will be taken into account and (ii) the benefits of hypothetical net operating loss carry-forwards attributable to the Company will be taken into account (in the case of both (i) and (ii), calculated on a basis consistent with the assumption that no partner will be deemed to have any item of income, gain, loss, deduction or credit from any source other than such shareholder's holdings in the Company).

       (d) The benefits of net operating losses arising during any period shall be determined without regard to any elections relating to carry backs and carry forwards.

       (e) The benefits of all other carry forwards and carry backs shall be determined in a manner consistent with clauses (c) (ii) and (d) above.

       (f) Computations shall be made on an annual basis, but interim calculations may be made on a good faith basis to permit partners to make estimated tax payments from time to time.

                                 SCHEDULE 10.21



                                   INVESTMENTS




NONE

                                  SCHEDULE 11.1



                  INITIAL CREDIT EXTENSION - DEBT TO BE REPAID


First Union National Bank Credit Agreement as amended on November 29, 1999 $20,520,765* (Does not include accrued interest)

First Union National Bank Revolving Credit Agreement up to a maximum of $3,000,000 as amended November 29, 1999 in the amount of $1,088,237*



*Estimate

                                  SCHEDULE 14.3


                              ADDRESSES FOR NOTICES

ALLEN SYSTEMS GROUP, INC. and ASG SUB, INC.

1333 Third Avenue South
Naples, FL 34102
Attention: Patrick Pullen
Telephone: (941) 435-2040
Facsimile: (941) 435-3681

with a copy to:

Steptoe & Johnson
1330 Connecticut Avenue NW
Washington, D.C.  20036
Attention:  Robert McLaughlin
Telephone: (202) 429-8059
Facsimile: (202) 429-3902

LASALLE BANK NATIONAL ASSOCIATION, as Agent, Issuing Bank and a Bank

Notices of Borrowing, Conversion, Continuation and Letter of Credit Issuance

135 South LaSalle Street
Chicago, Illinois 60603
Attention: John J. McGuire
Telephone: (312) 904-4657
Facsimile:  (312) 904-4660

All Other Notices

135 South LaSalle Street
Chicago, Illinois 60603
Attention: John J. McGuire
Telephone: (312) 904-4657
Facsimile:  (312) 904-4660

with a copy to:

Seyfarth, Shaw, Fairweather & Geraldson
55 East Monroe Street, Suite 4200
Chicago, Illinois 60603
Attention:  Carl Klein
Telephone:  (312) 346-8000
Facsimile: (312) 269-8869

KEYBANK NATIONAL ASSOCIATION, as Agent and a Bank

Notices of Borrowing, Conversion, Continuation and Letter of Credit Issuance

700 Fifth Avenue, 46th Floor
Mail Code WA-31-10-4612
Seattle, WA 98104
Attention:  Thomas Crandell
Telephone:  (206) 684-6037
Facsimile: (206) 684-6035